UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 29, 2005, the Board of Directors of the Registrant entered into an oral Stock Purchase Agreement with Abraham. Keinan the Chairman of the Board. The Agreement provided that the Registrant will repurchase 100,000 shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to the Company for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors of the Registrant.

Mr. Keinan used the proceeds of the sale to repay the payment due under his a September 29, 2000 promissory note (the “loan”). The loan to Mr. Keinan amounted to £247,931($435,987) as of September 30, 2005, out of the total amount, £123,695 123,965 ($217,993) is due for the fiscal year ended December 2005. Under the term of the loan the remaining £123,966 ($217,994) will be repaid during fiscal year 2006.

Item 3.02 Unregistered Sales of Equity Securities.

 On December 29, 2005, the Registrant was notified by Campbeltown Business Limited (“Campbeltown”) that it intended decided to exercise its rights under the Agreement dated June 2000, with Swiftnet, Ltd 500,000 options. Pursuant to the exercise of the options the Company issued to Campbeltown 500,000 shares of common stock. The total exercise price was $200,000. For the request of Mr. Guy Nissenson , registrant will receive an aggregate amount of $200,000 from Cambeltown Business Limited on the actual day of exercise, out of the Bonus amount that was granted to Guy Nissenson (see item 8.01).

Item 8.01. Other Events

A. On December 29, 2005, the Registrant’s Board of Directors granted a bonus to Guy Nissenson the Company’s President and Chief Executive Officer for an aggregate amount of $220,000 (the "Bonus"). The Registrant’s Board of Director with the exception of Mr. Nissenson and Mr. Keinan who abstained from voting, resolved and granted the Bonus to the President and Chief Executive Officer for his exceptional efforts and professional abilities to achieve the Company’s goals and determined that it was in the best interest of the Company, moreover, the Registrant believe that the Bonus was fair and proportionate to its President and Chief Executive Officer’s commitment and achievements.

B. On December 29, 2005, Mr. Abraham Keinan, the Registrant's Chairman of the Board repaid the payment due under his September 29, 2000 Promissory Note (the “Loan”). The Loan amounted to £247,931($435,987) as of December 29, 2005, out of the total amount, £123,965 ($217,993) was due for the fiscal year ended December 2005. Under the terms of the Loan the remaining £123,966 ($217,994) will be repaid during fiscal year 2006.

BC. On August 21, 2003, Dan Kirschner, the Managing Director of Auracall, Ltd., the Registrant's affiliated UK entity,  completed an agreement with Swiftnet Limited, the Registrant's wholly owned UK subsidiary. The agreement provided that as a bonus, Auracall will issue to Mr. Kirschner further shares from treasury to the level that Mr. Kirschner will hold 67.5% of Auracall and Swiftnet will hold only 32.5% of Auracall (the "Bonus"). This Bonus is subject to the following pre-conditions:

•	Mr. Kirschner will purchase from Dr. Levy his shares of Auracall.
•	Mr. Kirschner will still act as Auracall’s Managing Director.
•	Mr. Kirschner will hold no less than 40% of Auracall’s shares.
•	Auracall will reach a monthly turnover of 150,000 pounds ($263,775) within two years from the date that the arrangement between Swiftnet and Dr. Levy will be finalized.

Since, all of the conditions were satisfied, on December 30, 2005 Swiftnet’s Auracall's Board of Directors resolved and granted the transfer of the Treasury shares bonus to Mr. Kirschner. Mr. Kirschner now holds 67.5% of Auracall and Swiftnet holds 32.5% of Auracall.

 This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: January 5, 2006	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive Officer